Exhibit 99.1

Alpha Pro Tech

L T D.

ALPHA PRO TECH, LTD. REVISES
DISPOSABLE PROTECTIVE APPAREL DISTRIBUTION STRATEGY

Company’s Critical Cover® Private Label Brand No Longer Available Exclusively
Through VWR Company Changes Distribution Network for Critical Cover®

FOR IMMEDIATE RELEASE

Company Contact:	Investor Relations Contact:
Alpha Pro Tech, Ltd.	Hayden IR
Al Millar/Donna Millar	Cameron Donahue
905-479-0654	651-653-1854
e-mail: ir@alphaprotech.com	e-mail: cameron@haydenir.com

Nogales, Arizona — March 29, 2010,  Alpha Pro Tech, Ltd. (NYSE Amex: APT) a leading manufacturer of products designed to protect people, products and environments, including disposable protective apparel and building products, today announced a strategic change in the Company’s disposable protective apparel distribution strategy.

The Critical Cover® disposable protective apparel brand and its associated trade names, SureGrip™, AquaTrak®, ComforTech® and Microbreathe™, are trademarks owned by Alpha Pro Tech and have been manufactured by Alpha Pro Tech exclusively for VWR International, LLC (“VWR”) since the early 1990s.  Alpha Pro Tech has recently been informed that VWR, which has always been Alpha Pro Tech’s largest distributor of disposable protective apparel, has decided to launch its own private label line of disposable protective apparel, and has made a business decision to transition away from selling Alpha Pro Tech’s disposable garments to their own brand of apparel.  As a result of this decision, Alpha Pro Tech will no longer supply VWR with Critical Cover® proprietary shoe and boot apparel.  To ensure that end customers have access to our widely known and well-recognized Critical Cover® products, Alpha Pro Tech has made these products available through a broader distribution network.  We anticipate that the balance of our Critical Cover® apparel product line will be available through both the increased distribution network and VWR.

Al Millar, President of Alpha Pro Tech commented, “We are disappointed that it has come to this, but, having learned of VWR’s decision to launch a competing line of products, and based on the resulting change in our relationship with VWR, we have no choice but to shift away from VWR as the sole distributor of our Critical Cover® protective apparel product line and to utilize a more diversified, broader, global distribution strategy.  We will be working closely with our distribution partners to ensure continuity in our distribution channel to minimize potential supply-chain interruptions”.

Mr. Millar continued, “Shoe and boot covers account for approximately 50% of our apparel business and it is possible that our decision to not supply these products to VWR could have an adverse affect on the remainder of our relationship with them and on our business and financial condition.  However, we hope that we will have a continued relationship with VWR for the balance of our product line, based on our long history with them.  Above all, we are committed to producing the highest quality products and we have an obligation to our customers and our shareholders to protect our brand”.

About Alpha Pro Tech, Ltd.

Alpha Pro Tech, Ltd. is the parent company of Alpha Pro Tech, Inc., and Alpha ProTech Engineered Products, Inc. Alpha Pro Tech, Inc. develops, manufactures and markets innovative disposable and limited-use protective apparel products for the industrial, clean room, medical and dental markets. In addition, Alpha ProTech Engineered Products, Inc. manufactures and markets a line of construction weatherization products, including building wrap and roof underlayment. The Company has manufacturing facilities in Salt Lake City, Utah; Nogales, Arizona; Janesville, Wisconsin; Valdosta, Georgia; and a joint venture in India. For more information and copies of all news releases and financials, visit Alpha Pro Tech’s Website at http://www.alphaprotech.com.

Certain statements made in this press release constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statement that may predict, forecast, indicate or imply future results, performance or achievements instead of historical facts and may be identified generally by the use of forward-looking terminology and words such as “expects”, “anticipates”, “estimates”, “believes”, “predicts”, “intends”, “plans”, “potential”, “may”, “continue”, “should”, “will” and words of similar meaning. Without limiting the generality of the preceding statement, all statements in this press release relating to estimated and projected earnings, margins, costs, expenditures, cash flows, sources of capital, growth rates and future financial and operating results are forward-looking statements. We caution investors that any such forward-looking statements are only estimates based on current information and involve risks and uncertainties that may cause actual results to differ materially from the results contained in the forward-looking statements. We cannot give assurances that any such statements will prove to be correct.  Factors that could cause actual results to differ materially from those estimated by us include the risks, uncertainties and assumptions described from time to time in our public releases and reports filed with the Securities and Exchange Commission, including, but not limited to, our most recent Annual Report on Form 10-K. We also caution investors that the forward-looking information described herein represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this press release.  Given these uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.